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                                                                   Exhibit 10.22

                           AWARD OF DEFERRED SHARES
                                   into the
                              ROBINSON COMPANIES
                    NONQUALIFIED DEFERRED COMPENSATION PLAN


     THIS AGREEMENT, made and entered into as of December 21, 2000, by and between C.H. ROBINSON WORLDWIDE, INC., a Delaware corporation ("CHRW") and JOHN
P. WIEHOFF, an individual residing in Carver County, Minnesota ("Wiehoff"):

     WHEREAS, CHRW has established the 1997 Omnibus Stock Plan and is permitted under the terms of that Omnibus Stock Plan to issue its shares and other derivative securities to employees at various times and in various forms; and

     WHEREAS, CHRW has established a nonqualified, defined contribution plan of deferred compensation for the benefit of certain eligible employees known as the "Robinson Companies Nonqualified Deferred Compensation Plan" ("Plan"); and

     WHEREAS, the Plan provides, in pertinent part, that CHRW may, in its sole discretion make additional discretionary credits to the Account of a Participant subject to such terms and conditions as are provided in the documents under which the grant is made; and

     WHEREAS, CHRW desires to make such a discretionary grant pursuant to the 1997 Omnibus Stock Plan to a sub-Account established under the Plan for the benefit of Wiehoff upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in accordance with the terms and conditions of the Plan and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1) Conditional Grant. Pursuant to the authority contained in ss.3.2 of the Plan and in accordance with the terms of the 1997 Omnibus Stock Plan, CHRW hereby grants Wiehoff an Employer Discretionary Credit in the form of 169,492 Deferred Shares of the common stock of CHRW, par value of $.10 per share ("Deferred Shares"). The Deferred Shares shall be credited to a separate sub-Account established for Wiehoff under the Plan as of December 21, 2000.

2) Conditions. This grant is subject to the terms and conditions hereinafter set forth and, unless expressly modified by this Agreement, the terms and conditions contained in the Plan and in the 1997 Omnibus Stock Plan.

3) Vesting in Deferred Shares. The Deferred Shares allocated to a sub-Account created for Wiehoff under the Plan shall become vested in Wiehoff ratably over a period of fifteen (15) years of Vesting Service with CHRW. Service before the date the Deferred Shares are credited to the separate sub-Account pursuant to Section 1 above shall not be taken into account for this purpose.

     a)   Subject to the foregoing,
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     i)   Upon Wiehoff's termination of employment on account of his death, his disability as defined in section 72(m)(7) of the Internal Revenue Code as it exists at the date of this agreement or on account of a Change in Control as hereinafter defined, Wiehoff's years of service for this purpose shall be equal to the number of years and fractions of years elapsed from the date the Deferred Shares are credited to the separate sub-Account pursuant to Section 1 above to the time of that termination of employment (e.g., if 4 years and 11 months have elapsed from the date the Deferred Shares are credited to the separate sub-Account pursuant to Section 1 above, Wiehoff shall be 59/180th or 32.7777% vested in the Deferred Shares in that sub-Account), but

     ii) Under all other circumstances and at all other times, Wiehoff's years of service for this purpose shall be equal to Wiehoff's whole number of years elapsed from the date the Deferred Shares are credited to the separate sub-Account pursuant to Section 1 above to that time (e.g., if 4 years and11 months have elapsed from the date the Deferred Shares are credited to the separate sub-Account pursuant to Section 1 above, Wiehoff shall be 4/15th or 26.6667% vested in the Deferred Shares in that sub-Account).

     b) Vesting shall not be accelerated on account of death, disability, change in control or any other reason.

4) Dividend Equivalents on Deferred Shares. An amount equal to the dividends, if any, that would be payable on that number of shares of CHRW common stock equal to the number of Deferred Shares in Wiehoff's sub-Account on a dividend record date ("Dividend Equivalents") shall be credited to a separate sub-Account established for Wiehoff under the terms of the Plan. The Dividend Equivalents shall be deemed immediately re-invested in shares of CHRW common stock (whole but not fractional shares) and all such additional Deferred Shares shall be fully (100%) vested at all times. Dividend Equivalents shall be credited to the separate sub-Account with respect to such additional Deferred Shares and shall in turn be deemed immediately reinvested in shares of CHRW common stock and all such deemed reinvested shares shall be fully (100%) vested at all times.

5) Indexed Investment. The sub-Account that is attributable to Deferred Shares and the sub-Account attributable to deemed reinvested dividends shall be recorded as Deferred Shares and shall be held as Deferred Shares.

6) No In-Service Payments. Neither the sub-Account attributable to Deferred Shares nor the sub-Account attributable to deemed reinvested dividends shall be paid to or with respect to Wiehoff prior to Wiehoff's termination of employment. That is, those provisions of the Plan that permit in-service payment under various circumstances shall not apply to either such sub-Account.

7) Payments Upon Termination. Upon Wiehoff's termination of employment (whether voluntary or involuntary and whether by reason of retirement, quit, discharge, death or other reason), the portion of Wiehoff's sub-Accounts which are then vested in Wiehoff shall be paid pursuant to the time and form of payment elections Wiehoff has made (or the default rules that are effective if Wiehoff has not made elections) as then provided in the Plan. However, payment of the sub-Account that is attributable to Deferred Shares and the sub-Account attributable to deemed reinvested dividends shall be paid from the Plan only in the

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     form of one share of CHRW common stock for each Deferred Share in Wiehoff's sub-Accounts and not in any other medium.

8)   Miscellaneous

     a) This grant is made pursuant to CHRW's 1997 Omnibus Stock Plan and is subject to its terms. Wiehoff may request a copy of the 1997 Omnibus Stock Plan from CHRW.

     b)   For the purpose of this Agreement, "Change in Control" means the date
          (i) a public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) is made by CHRW or any Person that such Person beneficially owns more than 50% of the Common Stock outstanding, (ii) CHRW consummates a merger, consolidation or statutory share exchange with any other Person in which the surviving entity would not have as its directors at least 60% of the Continuing Directors and would not have at least 60% of its common stock owned by the common shareholders of CHRW prior to such merger, consolidation or statutory share exchange,
          (iii) a majority of the Board of Directors is not comprised of Continuing Directors or (iv) a sale or disposition of all or substantially all of the assets of CHRW or the dissolution of CHRW. A Continuing Director is a director recommended by the Board of Directors of CHRW for election as a director of CHRW by stockholders. "Person" means any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     c) This Agreement shall not confer on Wiehoff any right with respect to continuance of employment by CHRW or any of its subsidiaries, nor will it interfere in any way with the right of CHRW to terminate such employment at any time. Wiehoff shall not posses the rights of a stockholder with respect to shares subject to this grant until such shares shall have been paid to Wiehoff from the Plan. Notwithstanding the foregoing, if and to the extent that any shares are held in a rabbi trust or similar arrangement in connection with this grant, Wiehoff shall have the right to advise the custodian or trustee regarding his wishes as to voting or taking other actions with regard to such shares and the custodian or trustee may, in its discretion, act on a basis consistent with those expressed intentions.

     d) If there shall be any change in the shares of common stock of CHRW through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of CHRW, appropriate adjustments shall be made in the number of Deferred Shares in the sub-Account or in the number and type of shares (or other securities or other property) that are subject to the Deferred Shares in order to prevent dilution or enlargement of rights.

     e) CHRW shall at all times during the term of this Agreement reserve and keep available such number of shares of CHRW common stock as will be sufficient to satisfy the requirements of this Agreement.

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          IN WITNESS WHEREOF, CHRW and Wiehoff have signed this Agreement as of the day and year first above written


                                        C.H. Robinson Worldwide, Inc.

_______/s/ John P. Wiehoff________      By _____/s/D.R. Verdoorn________________
          John P. Wiehoff               Its ____Chief Executive Officer_________

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